UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Discretionary Bonus Plan

On August 27, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Silicon Graphics, Inc. (the “Company”) approved the distribution of a discretionary bonus pool for participating employees, including vice presidents, executive officers and the named executive officers still with the Company. The amount of the discretionary bonus pool approved by the Committee is up to $3,443,000 and will be distributed to certain employees who do not otherwise participate in a commission-based compensation plan. No bonus payments will be made to participating employees under the FY2008 Annual Variable Incentive Plan (“FY08 AVIP”) in respect to fiscal year 2008 performance, as Company performance metrics under the FY2008 AVIP were not achieved. The primary purpose of the discretionary bonus pool is to recognize participating employees for individual performance in fiscal year 2008. Awards for executive officers (including named executive officers still with the Company, but excluding the Chief Executive Officer) and vice presidents are based on individual performance results as determined by the Chief Executive Officer. The Chief Executive Officer is authorized to apply his discretion in awarding individual bonuses, the amounts of which have not yet been determined.

FY2009 Annual Variable Incentive Plan

On August 27, 2008, the Committee approved the bonus pool calculation for the Fiscal Year 2009 Annual Variable Incentive Plan (the “Incentive Plan”) for certain of the Company’s employees, including vice presidents and executive officers (including the named executive officers still with the Company). The Incentive Plan is an annual, performance-based incentive plan for designated employees not otherwise participating in a commission-based compensation plan. The primary purpose of the Incentive Plan is to align and motivate all participants to maximize Company performance according to a consistent set of Company-wide financial metrics. The Incentive Plan provides for creation of a bonus pool solely upon achievement of three corporate financial metrics: bookings, pro forma revenue and EBITDAR (all weighted equally). At fiscal year-end, each of the three corporate financial metrics is adjusted by a factor that measures the Company’s performance under each corporate financial metric, resulting in the calculated pool adjustment. The sum of all target bonuses is multiplied by this calculated pool adjustment to produce the total bonus pool.

Bonuses under the Incentive Plan will become payable only upon the Committee’s determination of goal achievement for each of the three metrics. A threshold performance level has been set for each metric and if threshold performance is not achieved for any of three corporate financial metrics, no pool funding will be generated by that respective metric. Each of these metrics has a goal achievement threshold, a target level and a maximum level. There is a corresponding pool funding factor for each level of goal achievement that enables the Company to provide greater reward opportunity at higher levels of goal achievement. Goal achievement above the maximum will be considered on an exception basis and the Committee will determine if a payout above the stated maximum will be made for any metric. Detailed pool funding tables are used for each metric.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 3, 2008	By:	/s/ Barry J. Weinert
Barry J. Weinert Vice President and General Counsel